Exhibit 10.4

Vericel Corporation 2019 Omnibus Incentive Plan
Non-Qualified Stock Option Award Agreement for Non-Employee Directors

AWARD AGREEMENT (the “Agreement”), effective as of [[GRANTDATE]] (the “Grant Date”), is entered into by and between Vericel Corporation, a Michigan corporation (the “Company”), and [[FIRSTNAME]] [[LASTNAME]] (the “Participant”).

1.                                      Grant of Option.  The Company hereby grants to the Participant a non-qualified stock option (the “Option”) to purchase [[SHARESGRANTED]] shares of common stock of the Company, no par value (the “Shares”), at the exercise price of $[[GRANTPRICE]] per Share (the “Exercise Price”).  The Option is not intended to qualify as an incentive stock option under Section 422 of the Code.

2.                                      Subject to the Plan.  This Agreement is subject to and governed by the terms and provisions of the Vericel Corporation 2019 Omnibus Incentive Plan (the “Plan”), and, unless the context requires otherwise, terms used herein shall have the same meaning as in the Plan.  In the event of a conflict between the provisions of the Plan and this Agreement, the Plan shall control.

3.                                      Term of Option.  Unless the Option terminates earlier pursuant to the provisions of this Agreement, the Option shall expire on the tenth anniversary of the Grant Date.

4.                                      Vesting.  Subject to the discretion of the Committee to accelerate the exercisability of the Option, the Option shall become vested and exercisable over a one year period following the grant date, in twelve (12) equal monthly installments, provided that the Participant is then providing services to the Company as a Director.

5.                                      Exercise of Option

(a)                                 Manner of Exercise.  To the extent vested, the Option may be exercised, in whole or in part, by delivering written notice to the Company in such form as the Company may require from time to time. Such notice shall specify the number of Shares subject to the Option as to which the Option is being exercised, and shall be accompanied by full payment of the Exercise Price of such Shares in a manner permitted under the terms of Section 5.5 of the Plan.  The Option may be exercised only in multiples of whole Shares and no fractional Shares shall be issued.

(b)                                 Issuance of Shares.  As soon as practicable following the exercise of the Option, payment of the Exercise Price for the Shares as to which the Option is exercised and compliance to the satisfaction of the Committee with all requirements under applicable laws or regulations in connection with such transfer and with the requirements hereof and of the Plan, the Company shall issue to the Participant the applicable number of Shares in the form of fully paid and nonassessable Shares.  The determination of the Committee as to such compliance shall be final and binding on the Participant.

(c)                                  Capitalization Adjustments.  The number of Shares subject to the Option and the Exercise Price shall be equitably and appropriately adjusted, if applicable, as provided in Section 11.2 of the Plan.

6.                                      Termination of Option.

(a)                                 Termination of Service as a Board Member.  Unless the Option has earlier terminated, the Option shall terminate in its entirety, regardless of whether the Option is vested, on the earlier of (i) twenty-four (24) months from the date that the Participant ceases to be a member of the Board of Directors or (ii) the original expiration date of the Option.  Subject to the discretion of the Committee to permit continued vesting of the Option, if the Participant’s services as a Director terminates for any reason other than due to the Participant’s death or Disability prior to the satisfaction of the vesting conditions set forth in Paragraph 4 above, any portion of the Option that is not vested at the time the Participant ceases to be a Director shall immediately terminate and be of no further force or effect.  Upon termination of the Participant’s services as a Director due to the Participant’s death or Disability, the restrictions and conditions of Paragraph 8(b) of this Agreement shall lapse as to 100% of the number of Shares subject to the Option.  For purposes of this Award, “Disability” shall have the meaning set forth in Treas. Reg. Section 1.409A-3(i)(4).

(b)                                 Extension of Exercise Period.  Notwithstanding any provisions of paragraph (a) of this Section to the contrary, if exercise of the Option following termination of service during the time period set forth in the applicable paragraph or sale during such period of the Shares acquired on exercise would violate any of the provisions of the federal securities laws (or any Company policy related thereto), the time period to exercise the Option shall be extended until the later of (i) forty-five (45) days after the date that the exercise of the Option or sale of the Shares acquired on exercise would not be a violation of the federal securities laws (or a related Company policy), or (ii) the end of the time period set forth in the applicable paragraph.

7.                                      Change in Control.

(a)                                 Effect on Option.  In the event of a Change in Control, the Option shall (i) vest and become exercisable on the day prior to the date of the Change in Control if the Participant is then providing services to the Company or an Affiliate and (ii) terminate on the date of the Change in Control.

(b)                                 Notwithstanding the foregoing, if on the date of the Change in Control the Fair Market Value of one Share is less than the Exercise Price, then the Option shall terminate as of the date of the Change in Control, except as otherwise determined by the Committee.

8.                                      Miscellaneous.

(a)                                 No Rights of Stockholder.  The Participant shall not have any of the rights of a stockholder with respect to the Shares subject to this Option until such Shares have been issued to him or her upon the due exercise of the Option.

(b)                                 Nontransferability of Option.  Except to the extent and under such terms and conditions as determined by the Committee, the Option shall be nontransferable otherwise than by will or the laws of descent and distribution, and during the lifetime of the Participant, the Option may be exercised only by the Participant or, during the period the Participant is under a legal disability, by the Participant’s guardian or legal representative.  Notwithstanding the foregoing, the Participant may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the Participant’s death, shall thereafter be entitled to exercise the Option.

(c)                                  Severability.  If any provision of this Agreement shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (i) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (ii) not affect any other provision of this Agreement or part thereof, each of which shall remain in full force and effect.

(d)                                 Governing Law.  This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Michigan, other than its conflict of laws principles.

(e)                                  Headings.  The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(f)                                   Notices.  All notices required or permitted under this Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by registered or certified mail, postage prepaid.  Notice by mail shall be deemed delivered on the date on which it is postmarked.

Notices to the Company should be addressed to:

Vericel Corporation

64 Sidney Street

Cambridge, MA 02139

Attention: Chief Financial Officer

Notice to the Participant should be addressed to the Participant at the Participant’s address as it appears on the Company’s records.

The Company or the Participant may by writing to the other party, designate a different address for notices.  If the receiving party consents in advance, notice may be transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.  Such notices shall be deemed delivered when received.

(g)                                  No Obligation to Continue as a Director.  Neither the Plan nor this Option confers upon the Participant any rights with respect to continuance as a Director.

(g)                                  Agreement Not a Contract.  This Agreement (and the grant of the Option) is not an employment or service contract, and nothing in the Option shall be deemed to create in any way whatsoever any obligation on Participant’s part to continue his or her service, or of the Company or an Affiliate to continue Participant’s service.

(h)                                 Entire Agreement; Modification.  The Agreement contains the entire agreement between the parties with respect to the subject matter contained herein and may not be modified, except as provided in the Plan or in a written document signed by each of the parties hereto, and may be rescinded only by a written agreement signed by both parties.

(i)                                     Data Privacy Consent.  In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”).  By entering into this Agreement, the Participant (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Participant may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate.  The Participant shall have access to, and the right to change, the Relevant Information.  Relevant Information will only be used in accordance with applicable law.

IN WITNESS WHEREOF, the parties have executed the Agreement as of the date first above written.

VERICEL CORPORATION

By:
Title: President and CEO

PARTICIPANT

[

NOTICE OF EXERCISE OF
STOCK OPTION

TO:                           [                            ]

Pursuant to the Stock Option Agreement dated             , 20  , under the Vericel Corporation 2019 Omnibus Incentive Plan, the undersigned exercises the right to purchase            shares of the common stock of Vericel Corporation and encloses:  (i) payment of the purchase price in full; and (ii) executed copies of any additional documents and agreements required by the Stock Option Agreement.  All shares are to be issued to the undersigned in the name as printed below and delivered to the address shown.

Dated:	Name
Address

Signature:

Social Security Number:

Please print name as it is to appear on the stock certificate: